Exhibit 99

Contact Info:    James A. Marcotte, Executive Vice President, Chief Financial Officer and Treasurer (978) 656-5614

Enterprise Bancorp, Inc. Announces Third Quarter 2015 Net Income of $4.3 Million and Continued Strong Loan and Deposit Growth
LOWELL, Mass., October 27, 2015 (GLOBE NEWSWIRE) - Enterprise Bancorp, Inc. (the “Company”) (NASDAQ: EBTC), parent of Enterprise Bank, announces net income for the three months ended September 30, 2015 of $4.3 million, an increase of $461 thousand, or 12%, compared to the same three-month period in 2014. Diluted earnings per share were $0.41 for the three months ended September 30, 2015, an increase of 11% compared to the same three-month period in 2014. Net income for the nine months ended September 30, 2015 amounted to $11.4 million, an increase of $776 thousand, or 7%, compared to the same nine-month period in 2014. Diluted earnings per share were $1.10 for the nine-month period ended September 30, 2015, an increase of 5%, compared to the same period in 2014.

As previously announced on October 20, 2015, the Company declared a quarterly dividend of $0.125 per share to be paid on December 1, 2015 to shareholders of record as of November 10, 2015. The 2015 dividend rate represents a 4.2% increase over the 2014 dividend rate.

Chief Executive Officer Jack Clancy commented, “Our strong growth in 2015 continued in the third quarter. For the first nine months of 2015, loans have increased $118 million, or 7%, and deposits, excluding brokered deposits, have increased $168 million, or 10%. On an annualized basis, loans and deposits, excluding brokered deposits, have increased by 9% and 13%, respectively. Strategically, our focus remains on organic growth and continually planning for and investing in our future. With our recently announced plans for our 23rd branch, we look forward to expanding our presence in the Nashua market in 2016.”

Founder and Chairman of the Board George Duncan commented, “Our growth continues to be driven by the collective efforts and contributions of our dedicated Enterprise team, active community involvement, relationship building and a customer-focused mindset, market expansion, and ongoing enhancement of our state-of-the-art product and service offerings. As a result, in 2015, we have shown growth in all our comprehensive services, including commercial lending, cash management, digital banking, wealth management, trust services, and insurance services.”

Results of Operations
The Company’s 2015 growth contributed to increases in quarterly and year-to-date net interest income and non-interest expenses, as compared to the same periods in 2014. This growth and other items impacting the Company's net income are discussed further below.

Net interest income for the three months ended September 30, 2015 amounted to $19.8 million, an increase of $1.7 million, or 9%, compared to the same period in 2014. Net interest income for the nine months ended September 30, 2015 amounted to $57.2 million, an increase of $4.7 million, or 9%, compared to the same period in 2014. The increase in net interest income was due primarily to loan growth, partially offset by a decrease in tax equivalent net interest margin (“margin”). Average loan balances (including loans held for sale) increased $163.1 million and $149.5 million for the three and nine months ended September 30, 2015, respectively, compared to the same 2014 period averages. Margin was 3.95% for the quarter ended September 30, 2015, which is relatively consistent with the last two quarters (3.93% and 3.95% for the quarters ended June 30, 2015 and March 31, 2015, respectively). Margin was 4.02% for the quarter ended September 30, 2014. Year-to-date margin was 3.94% for the nine months ended September 30, 2015, compared to 4.03% for the nine months ended September 30, 2014.

For the three months ended September 30, 2015 and 2014, the provision for loan losses amounted to $250 thousand and $765 thousand, respectively. The year-to-date provision for loan losses amounted to $2.1 million and $1.2 million for 2015 and 2014, respectively. The increase in the year-to-date 2015 provision was due primarily to loan growth and additional specific reserves on impaired commercial loans. In determining the provision to the allowance for loan losses, management takes into consideration the level of loan growth and an estimate of credit risk, which includes such items as adversely classified and non-performing loans, the estimated specific reserves needed for impaired loans, the level of net charge-offs, and the estimated impact of current economic conditions on credit quality. Loan growth for the nine months ended September 30, 2015 was $118.0 million compared to $88.7 million during the nine months ended September 30, 2014. Total non-performing loans as a percentage of total loans declined to 0.81% at September 30, 2015, compared to 1.03% at September 30, 2014. The balance of the allowance for loan losses allocated to impaired loans amounted to $2.0 million at September 30, 2015, compared to $3.2 million at September 30, 2014. The Company recorded net charge-offs of $1.1 million for both the nine month periods ended September 30, 2015 and 2014. The majority of the 2014 charge-offs were previously allocated specific reserves on commercial relationships which contributed to the lower provision for loan losses in 2014. The allowance for loan losses to total loans ratio was 1.57% at September 30, 2015, compared to 1.62% at December 31, 2014, and 1.68% at September 30, 2014.
Non-interest income for the three months ended September 30, 2015 amounted to $3.4 million, a decrease of $155 thousand, or 4%, compared to the same period in 2014 due primarily to lower net gains on the sales of investment securities. Non-interest income for the nine months ended September 30, 2015 amounted to $11.3 million, an increase of $1.0 million, or 10%, compared to the same period in 2014 due primarily to increases in net gains on the sales of investment securities, and higher commercial loan prepayment fees and gains on the sales of other real estate owned, both of which are included in miscellaneous other income. Year-to-date non-interest income was also impacted by the net loss on the Company’s Capital Trust subsidiary due to the write-off of debt issuance costs related to the redemption of Trust Preferred Securities (Subordinated Debt) in March 2015, which is also included in miscellaneous other income.

Non-interest expense for the quarter ended September 30, 2015 amounted to $16.5 million, an increase of $1.4 million, or 9%, compared to the same period in the prior year. The increase in the quarter was due primarily to increases in salaries and benefits, occupancy costs, other professional costs and technology expenses, mainly resulting from the Company’s strategic growth initiatives. For the nine months ended September 30, 2015, non-interest expense amounted to $49.0 million, an increase of $3.6 million, or 8%, over the same period in the prior year. The increase in the year-to-date period was due primarily to expenses related to the Company’s strategic growth initiatives, including increases in salaries and benefits, occupancy costs, advertising and public relations, and technology expenses. The year-to-date period was also impacted by an increase in miscellaneous other expenses due primarily to the prepayment fees associated with the redemption of the Trust Preferred Securities mentioned above.

Key Financial Highlights

▪
Total assets amounted to $2.20 billion at September 30, 2015, as compared to $2.02 billion at December 31, 2014, an increase of $173.1 million, or 9%. Since June 30, 2015, total assets have increased $24.8 million, or 1%.

▪
Total loans amounted to $1.79 billion at September 30, 2015, compared to $1.67 billion at December 31, 2014, an increase of $118.0 million, or 7%, since December 31, 2014. Since June 30, 2015, total loans have increased $54.1 million, or 3%.

▪
Total deposits, excluding brokered deposits, were $1.85 billion at September 30, 2015, as compared to $1.68 billion at December 31, 2014, an increase of $168.3 million, or 10%. Since June 30, 2015, total deposits, excluding brokered deposits have increased $11.6 million, or 1%. Brokered deposits were $111.9 million at September 30, 2015, compared to $119.4 million at June 30, 2015 and $85.2 million at December 31, 2014.

▪
Investment assets under management amounted to $672.1 million at September 30, 2015, and are relatively flat compared to December 31, 2014. Since June 30, 2015, investment assets under management have decreased $37.2 million, or 5%. The decrease in investment assets under management during the quarter was attributable primarily to a decline in market values.

▪
Total assets under management amounted to $2.94 billion at September 30, 2015, compared to $2.76 billion at December 31, 2014, an increase of $175.3 million, or 6%. Since June 30, 2015, total assets under management have decreased $10.8 million.

Enterprise Bancorp, Inc. is a Massachusetts corporation that conducts substantially all of its operations through Enterprise Bank and Trust Company, commonly referred to as Enterprise Bank, and has reported 104 consecutive profitable quarters. The Company is principally engaged in the business of attracting deposits from the general public and investing in commercial loans and investment securities. Through Enterprise Bank and its subsidiaries, the Company offers a range of commercial and consumer loan products, and deposit and cash management services. The Company also offers investment advisory and wealth management, trust, and insurance services. The Company’s headquarters and the bank's main office are located at 222 Merrimack Street in Lowell, Massachusetts. The Company’s primary market area is the greater Merrimack Valley and North Central regions of Massachusetts and Southern New Hampshire. Enterprise Bank has 22 full-service branch offices located in the Massachusetts cities and towns of Lowell, Acton, Andover, Billerica, Chelmsford, Dracut, Fitchburg, Lawrence, Leominster, Methuen, Tewksbury, Tyngsborough and Westford and in the New Hampshire towns of Derry, Hudson, Nashua, Pelham and Salem. The Company is also in the process of obtaining regulatory approvals to establish its second branch in Nashua, NH and anticipates that the office will open in the second quarter of 2016.

This earnings release contains statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by reference to a future period or periods or by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “will,” “should,” “plan,” and other similar terms or expressions. Forward-looking statements should not be relied on because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties and other factors may cause the actual results, performance, and achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause such differences include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations, competition, and the receipt of required regulatory approvals. For more information about these factors, please see our reports filed with or furnished to the Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K on file with the SEC, including the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations.” Any forward-looking statements contained in this press release are made as of the date hereof, and we undertake no duty, and specifically disclaim any duty, to update or revise any such statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

ENTERPRISE BANCORP, INC.
Consolidated Balance Sheets
(unaudited)

(Dollars in thousands)	September 30, 2015	December 31, 2014	September 30, 2014
Assets
Cash and cash equivalents:
Cash and due from banks	$35,093	$30,044	$49,310
Interest-earning deposits	20,693	10,102	5,457
Total cash and cash equivalents	55,786	40,146	54,767
Investment securities at fair value	281,027	245,065	236,753
Federal Home Loan Bank stock	4,239	3,357	3,357
Loans held for sale	1,325	2,371	1,645
Loans, less allowance for loan losses of $28,130 at September 30, 2015, $27,121 at December 31, 2014, and $27,029 at September 30, 2014	1,762,478	1,645,483	1,585,745
Premises and equipment	30,153	30,370	30,000
Accrued interest receivable	7,734	6,733	6,684
Deferred income taxes, net	13,684	12,852	12,645
Bank-owned life insurance	28,063	16,315	16,215
Prepaid income taxes	—	770	1,636
Prepaid expenses and other assets	5,169	13,110	7,592
Goodwill	5,656	5,656	5,656
Total assets	$2,195,314	$2,022,228	$1,962,695
Liabilities and Stockholders’ Equity
Liabilities
Deposits	$1,963,615	$1,768,546	$1,768,796
Borrowed funds	24,171	58,900	1,004
Subordinated debt	14,819	10,825	10,825
Accrued expenses and other liabilities	15,440	16,441	19,317
Income taxes payable	313	—	—
Accrued interest payable	252	566	251
Total liabilities	2,018,610	1,855,278	1,800,193
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value per share; 1,000,000 shares authorized; no shares issued	—	—	—
Common stock $0.01 par value per share; 20,000,000 shares authorized; 10,359,395 shares issued and outstanding at September 30, 2015 (including 145,762 shares of unvested participating restricted awards), 10,207,943 shares issued and outstanding at December 31, 2014 (including 157,694 shares of unvested participating restricted awards), and 10,153,933 shares issued and outstanding at September 30, 2014 (including 159,828 shares of unvested participating restricted awards)	104	102	102
Additional paid-in capital	60,042	57,130	55,763
Retained earnings	113,515	105,951	103,172
Accumulated other comprehensive income	3,043	3,767	3,465
Total stockholders’ equity	176,704	166,950	162,502
Total liabilities and stockholders’ equity	$2,195,314	$2,022,228	$1,962,695

ENTERPRISE BANCORP, INC.
Consolidated Statements of Income
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(Dollars in thousands, except per share data)	2015	2014	2015	2014
Interest and dividend income:
Loans and loans held for sale	$19,584	$18,234	$57,115	$53,117
Investment securities	1,377	1,131	3,825	3,204
Other interest-earning assets	62	29	137	84
Total interest and dividend income	21,023	19,394	61,077	56,405
Interest expense:
Deposits	1,022	1,005	3,033	3,031
Borrowed funds	10	3	32	33
Subordinated debt	232	294	837	883
Total interest expense	1,264	1,302	3,902	3,947
Net interest income	19,759	18,092	57,175	52,458
Provision for loan losses	250	765	2,100	1,165
Net interest income after provision for loan losses	19,509	17,327	55,075	51,293
Non-interest income:
Investment advisory fees	1,182	1,202	3,568	3,451
Deposit and interchange fees	1,207	1,268	3,575	3,727
Income on bank-owned life insurance, net	157	99	358	313
Net gains on sales of investment securities	7	215	1,363	830
Gains on sales of loans	89	135	373	283
Other income	743	621	2,073	1,679
Total non-interest income	3,385	3,540	11,310	10,283
Non-interest expense:
Salaries and employee benefits	10,255	9,454	29,934	27,852
Occupancy and equipment expenses	1,775	1,588	5,484	4,881
Technology and telecommunications expenses	1,428	1,248	4,223	3,844
Advertising and public relations expenses	641	575	2,180	1,932
Audit, legal and other professional fees	564	453	1,305	1,294
Deposit insurance premiums	299	297	889	851
Supplies and postage expenses	226	257	736	776
Investment advisory and custodial expenses	102	143	237	409
Other operating expenses	1,258	1,100	4,037	3,546
Total non-interest expense	16,548	15,115	49,025	45,385
Income before income taxes	6,346	5,752	17,360	16,191
Provision for income taxes	2,054	1,921	5,933	5,540
Net income	$4,292	$3,831	$11,427	$10,651

Basic earnings per share	$0.41	$0.38	$1.11	$1.05
Diluted earnings per share	$0.41	$0.37	$1.10	$1.05

Basic weighted average common shares outstanding	10,349,232	10,143,055	10,308,310	10,099,593
Diluted weighted average common shares outstanding	10,414,254	10,228,501	10,373,464	10,184,264

ENTERPRISE BANCORP, INC.
Selected Consolidated Financial Data and Ratios
(unaudited)

(Dollars in thousands, except per share data)	At or for the nine months ended September 30, 2015	At or for the year ended December 31, 2014	At or for the nine months ended September 30, 2014

BALANCE SHEET AND OTHER DATA
Total assets	$2,195,314	$2,022,228	$1,962,695
Loans serviced for others	68,891	64,122	60,549
Investment assets under management	672,076	674,604	666,743
Total assets under management	$2,936,281	$2,760,954	$2,689,987

Book value per share	$17.06	$16.35	$16.00
Dividends paid per common share	$0.375	$0.480	$0.360
Total capital to risk weighted assets*	10.88%	11.27%	11.40%
Tier 1 capital to risk weighted assets*	8.81%	9.93%	10.05%
Tier 1 capital to average assets*	7.85%	8.41%	8.51%
Common equity tier 1 capital to risk weighted assets*	8.81%	N/A	N/A
Allowance for loan losses to total loans	1.57%	1.62%	1.68%
Non-performing assets	$14,447	$17,997	$17,401
Non-performing assets to total assets	0.66%	0.89%	0.89%

INCOME STATEMENT DATA (annualized)
Return on average total assets	0.73%	0.76%	0.75%
Return on average stockholders’ equity	8.88%	9.20%	9.05%
Net interest margin (tax equivalent)	3.94%	4.02%	4.03%

* Capital ratios for 2015 are based on the Basel III regulatory capital framework implemented at the beginning of 2015.